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                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                              [Amendment No. .....]

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material under ss. 240.14a-12


                               eFunds Corporation

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                (Name of Registrant as Specified in Its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6 (i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ]  Fee computed on table below per Exchange Act Rules 142-6(i)(4) and 0-11.

          1)   Title of each class of securities to which transaction applies:
               .................................................................

          2)   Aggregate number of securities to which transaction applies:
               .................................................................

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               .................................................................

          4)   Proposed maximum aggregate value of transaction:
               .................................................................

          5)   Total fee paid:
               .................................................................

[ ]  Fee paid previously by written preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:
                                      ------------------------------------------
          2)   Form Schedule or Registration Statement No.:
                                                           ---------------------
          3)   Filing Party:
                            ----------------------------------------------------
          4)   Date Filed:
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                                                               Form of Follow-up
                                                             Solicitation Letter
                                                  Sent to Selected Institutional
                                                  Shareholders on April 10, 2001


[Name, Address]


Dear ___________,

I am writing as a quick follow-up on the proxy statement for eFunds Corporation we sent you last month. As you know, Item 3 on the agenda for our April 19th annual meeting of stockholders is the approval of our 2000 Stock Incentive Plan. The Board of Directors is seeking stockholder approval of the Stock Incentive Plan in order to qualify compensation paid under the Plan for deductibility under Section 162(m) of the Internal Revenue Code.

We believe that awards made under the Stock Incentive Plan have been and will continue to be a critical element of the Company's compensation and retention strategies. As a result, we intend to continue to make awards under the Plan, even if it is not approved at the meeting. A failure to approve the Plan could, however, cause us to lose our entitlement to a tax deduction for some of the compensation that could be paid under the Plan, which could significantly increase the cost of the Plan to us. I would also like to take this opportunity to point out that ISS miscalculated the number of shares available under our Plan and so its initial analysis substantially overstated its potential dilutive impact.

We urge you to promptly complete and return your proxy with a vote "FOR" the proposal to approve the Stock Incentive Plan. If you have already submitted your proxy with a vote against the Plan, we ask that you file another proxy with a vote "FOR" the Plan. If you have already voted for the approval of the Plan, we thank you for your prompt attention to this matter.

Very truly yours,



Paul H. Bristow
Executive Vice President and
Chief Financial Officer

PHB/saf